EXHIBIT 10.45

AMENDMENT FOUR TO
THE DALLAS SEMICONDUCTOR CORPORATION
EXECUTIVES RETIREE MEDICAL PLAN

This Amendment Four ("Amendment Four") to the Dallas Semiconductor Corporation Executives Retiree Medical Plan effective October 1, 1999, as amended, (the "Plan" including all amendments thereto) is made effective as of July 28, 2008.

RECITALS

WHEREAS, Maxim Integrated Products, Inc. ("Maxim") became the successor to Dallas Semiconductor Corporation (the "Corporation") by merger effective as of June 27, 2008, and Maxim has assumed all of the rights, obligations and liabilities of the Corporation under the Plan and has become the Plan Sponsor as of that date;

WHEREAS, the Plan provides for retiree (and limited other) medical care benefits to board members, officers, certain other eligible retirees and the eligible spouses of board members and officers;

WHEREAS, the Plan was previously extended effective March 1, 2006 to provide medical care benefits under the Plan to the outside directors of Maxim and to their eligible spouses and dependents;

WHEREAS, Maxim desires to clarify the medical care benefits offered to its outside directors and to their eligible spouses and dependents;

WHEREAS, Maxim desires to further amend the Plan to provide medical care benefits under the Plan to former executives of Maxim or any of its subsidiary or affiliated companies, designated as eligible to participate in the Plan (and to their Dependents); and

WHEREAS, Section 12.1 of the Plan permits the Sponsor to amend the Plan without the consent of any Participant or Covered Dependent, provided that the amendment does not reduce coverage, or decrease the number of Participants or Covered Dependents.

NOW, THEREFORE, based upon the foregoing Recitals, the Plan is hereby amended as follows effective July 28, 2008 or such other dates as noted below:

  All capitalized terms not defined herein will have the meaning assigned to them in the Plan.

  In Article II, Definitions, a new Section 2.18A shall be added to the Plan to read as follows:

  "2.18A `Former Executive' means an individual who is a former executive of the Sponsor or an Employer and has been designated as eligible to participate in the Plan by the Chief Executive Officer of the Sponsor or an Employer, as applicable, or his or her delegate. Each person who is a Former Executive shall be listed on Exhibit G, as amended from time to time."

  In Article II, Definitions, Section 2.7 entitled "Dependent " shall be modified by adding the following new sentence to the end to read as follows:

  "Notwithstanding the foregoing definition of Dependent, and except as otherwise provided in a written agreement between the Former Executive and the Sponsor or an Employer, the Dependent of an Outside Director or a Former Executive means the Outside Director's or the Former Executive's Spouse and each other individual who would qualify as a "dependent" under the Plan determined at the time the Outside Director or the Former Executive first becomes a Participant in this Plan, and no other person who becomes a spouse or dependent of an Outside Director or Former Executive after that time shall be eligible for coverage under this Plan."

  In Article II, Definitions, Section 2.11 entitled "Eligible Individual" shall be deleted in its entirety and replaced with the following:

  "`Eligible Individual' means a Board Member, an Outside Director, a Former Executive or an Eligible Retiree, as appropriate, who has satisfied (i) the requirements of Article III to be eligible to participate in the Plan and (ii) the eligibility requirements stated in the Policy."

  In Article II, Definitions, Section 2.15 entitled "Enrollment Period" shall be deleted in its entirety and replaced with the following:

  "`Enrollment Period' means (i) in the case of an Eligible Retiree, the thirty (30) day period occurring after the Eligible Retiree's Retirement during which an Eligible Retiree may refuse in writing under Section 3.2 to participate under the Plan, (ii) in the case of a Board Member, the thirty (30) day period occurring immediately after the Effective Date, and (iii) in the case of an Outside Board Member or a Former Executive, the sixty (60) day period occurring after the board member or former executive is designated as an eligible Outside Board Member or Former Executive during which the Outside Director or Former Executive may be required to complete administrative forms necessary or appropriate to reflect participation in the Plan."

  In Article II, Definitions, a new Section 2.24A shall be added to the Plan effective March 1, 2006 to read as follows:

  "2.24A `Outside Director' means an outside director of the Board of Directors of Maxim Integrated Products, Inc., a Delaware corporation, who has been designated by the Chief Executive Officer of Maxim Integrated Products, Inc. as eligible for coverage under the Plan."

  In Article II, Definitions, the first sentence of Section 2.36 entitled "Sponsor" shall be deleted in its entirety and replaced with the following effective as of June 27, 2008:

  "`Sponsor' means Dallas Semiconductor Corporation, a Delaware corporation, and effective as of June 27, 2008 Maxim Integrated Products, Inc., a Delaware Corporation and successor by merger to Dallas Semiconductor Corporation, or any successor or assign which shall adopt the Plan."

  In Article II, Definitions, Section 2.17 entitled "Spouse" shall be deleted in its entirety and replaced with the following:

  "`Spouse' means the wife of an Officer or of a Board Member on the date of his retirement. Each person who was a Spouse on the Effective Date is listed on Exhibit E, but being listed on Exhibit E does not make an individual a Spouse for purposes of this Plan. In addition, Spouse means the person to whom an Outside Director or a Former Executive is married on the date coverage commences under the Plan and no other person who becomes a spouse of an Outside Director or Former Executive after that time shall be eligible for coverage under this Plan. In addition, unless otherwise provided in a written agreement between the Former Executive and the Participating Employer, the Spouse may also be the surviving Spouse at the time of the Former Executive's death."

  In Article III, Participation, Section 3.1 entitled "Eligibility to Participate" shall be amended by adding the following new paragraph to the end thereof to read as follows:

  "Notwithstanding the foregoing provisions of this Section 3.1 to the contrary, other individuals, including but not limited to an Outside Director or a Former Executive, may become a Participant (or an Eligible Individual) under the Plan."

  Article III, Section 3.3 is amended to read as follows in its entirety:

  "3.3 Cessation of Participation.

  (a) Board Members and Officers. Subject to Section 12.2, a Board Member and an Officer shall be a Participant and receive coverage under this Plan for his life.

  (b) Participants other than Board Members, Officers, Outside Directors or Former Executives. A Participant (other than a Board Member, an Officer, an Outside Director or a Former Executive) shall be a Participant and receive coverage under the Plan until his 65th birthday and such a Participant's Spouse shall be a covered Dependent and receive coverage under the Plan until her 65th birthday. Notwithstanding anything in this Plan to the contrary, a Participant (other than a Board Member, an Officer or a Former Executive) shall also cease to be a Participant (and his Spouse shall also cease to be a Covered Dependent) as of the earliest of:

  (i) the date on which the Plan terminates as provided in Section 12.2;

  (ii) the date on which the Participant (other than a Board Member, an Officer, an Outside Director, or a Former Executive) or his spouse fails to satisfy the eligibility criteria of the Plan; or

  (iii) the date on which his election to receive medical care under this Plan terminates or expires according to its written terms.

  Subject to Section 2.2, a Spouse shall receive coverage under the Plan for her life.

  A Covered Dependent (other than a Spouse and the Spouse of a Participant who is neither a Board Member, an Officer, an Outside Director, nor a Former Executive) shall receive coverage under the Plan until his or her Participant reaches his 65th birthday; provided, however, that notwithstanding anything in this Plan to the contrary, a Covered Dependent (other than a Spouse and the Spouse of a Participant who is neither a Board Member, an Officer, an Outside Director, nor a Former Executive) shall also cease to be a Covered Dependent as of the earliest of:

  (i) the date on which the Plan terminates as provided in Section 12.2;

  (ii) the date on which the Covered Dependent fails to satisfy the eligibility criteria of the Plan; or

  (iii) the date on which his election to receive medical care under this Plan terminates or expires according to its written terms.

  (c) Outside Directors. An Outside Director shall be a Participant and receive coverage under this Plan for so long as such Outside Director remains on the board of directors of Maxim Integrated Products, Inc. and is not otherwise eligible for medical benefits provided by the Sponsor or any other Participating Employer. The Spouse and Covered Dependents of an Outside Director shall receive coverage under the Plan only for the period that the Outside Director is a Participant. Notwithstanding anything in this Plan to the contrary, an Outside Director and his or her Spouse and other Covered Dependents shall also cease to be a Participant as of the earliest of:

  (i) the date on which the Plan terminates as provided in Section 12.2;

  (ii) the date on which the Outside Director, his or her Spouse or Covered Dependent fails to satisfy the eligibility criteria of the Plan; or

  (iii) the date on which the Outside Director's election to receive medical care under this Plan terminates or expires according to its written terms.

  (d) Former Executives. Except as otherwise provided in a written agreement between the Former Executive and the Sponsor or other Employer, a Former Executive shall be a Participant and receive coverage under this Plan for life, and a Former Executive's Spouse shall be a Covered Dependent and receive coverage under this Plan for life; provided, however, that a Former Executive shall cease to be a Participant (and the Former Executive's Spouse and any dependents shall also cease to be Covered Dependents) as of the earliest of:

  (i) the date the Former Executive actively engages or participates or acts as a Former Executive to any business that is in competition with the existing business or proposed business of the Sponsor, except as otherwise provided for in a separate written agreement between the Former Executive and the Sponsor or other Employer;

  (ii) the Executive again becomes a full-time employee of an Employer eligible for coverage under the Employer's medical plans;

  (iii) the Former Executive becomes an employee of another organization in which the Former Executive is eligible for coverage under that organization's medical plan;

  (iv) the Former Executive fails to pay the cost of medical coverage;

  (v) the Sponsor does not provide medical coverage to its employees;

  (vi) the date on which the Plan terminates in Section 12.2;

  (vii) the date on which the Covered Dependent fails to satisfy the eligibility criteria of the Plan;

  (viii) the date on which his election to receive medical care under this Plan terminates or expires according to its written terms; or

  (x) such other event set forth in a written agreement between the Former Executive and the Sponsor or other Employer.

  Article X, Funding, is amended to read as follows in its entirety:

  (a) Except for Board Members, Officers and their Spouses, the Plan shall be funded all or in part by contributions from Participants and their Covered Dependents.

  (b) Former Executives, Outside Directors and their Covered Dependents may be required to pay the same amount as an eligible employee pays for coverage under the Sponsor's group medical plan or the full cost of coverage without any subsidy as set forth in a written agreement between the Former Executive or the Outside Director and the Sponsor or other Employer. In the absence of such an agreement, the Former Executive, the Outside Director or the surviving Spouse of a Former Executive or Outside Director shall:

  (i) make payments in the same amount that a full-time regular employee would pay for comparable coverage under the Sponsor's group medical plan for a period of ten (10) years or, if less, the coverage period; and

  (ii) on and after the tenth anniversary of participation in the Plan, make payments in an amount equal to the cost of coverage that would satisfy the premium requirements of Code section 4980B(f)(4) and ERISA section 604 and described in Section 9.5 above.

  (c) The Plan shall become the secondary payer and Medicare shall become the primary payer of medical expenses incurred by a Former Executive (and the Spouse of a Former

  Executive) as of the date that the Former Executive (and, when applicable, the Spouse of a Former Executive) attains the age of 65 years until such time as the Former Executive's (or the Spouse's) participation in this Plan terminates.

  (d) In the case of a Board Member, an Officer or a Spouse of a Board Member or Officer, notwithstanding anything in the Plan or any other agreement to the contrary, the Sponsor will pay (i) all of the cost of all of the Plan's benefits and coverages for that individual for that individual's lifetime and (ii) to the individual, an additional sum in the amount necessary to reimburse such individual for any federal income tax liability resulting from (or associated with) the Sponsor's payments to or for the benefit of the individual under this Plan, so that the benefits and coverages under this Plan for that individual are provided at no cost to that individual.

  (d) The Employers shall have no obligation, but shall have the right, to establish a special trust or fund out of which benefits shall be paid. The Employers shall have no obligation, but shall have the right, to reinsure, or to purchase any type of additional coverage with respect to any benefits under the Plan. To the extent the Employer elects to purchase insurance for any benefits under the Plan, any such benefits shall be the sole responsibility of the insurer, and the Employer shall have no responsibility for the payment of such benefits (except for refunding any Participant contributions that were not remitted to an insurer).

  Article XII, Section 12.1, is amended to add the following new penultimate sentence to read as follows:

  "Notwithstanding the preceding sentence to the contrary, the Sponsor may amend the elections, coverages or benefits available, or the terms and conditions of the Plan that affect Former Executives, Outside Directors and their Covered Dependents even if the effect of the amendment is to reduce coverages or benefits or decrease the number or class of individuals who may be Participants or Covered Dependents unless otherwise prohibited by the terms and conditions in a separate written agreement between the Sponsor and the Former Executive or the Outside Director and his or her Covered Dependents, in which case such amendment shall be effective only with the written consent of the Former Executive or the Outside Director and, if required, the Former Executive's or the Outside Director's Spouse."

  Article XII, Section 12.2, is amended to permit the Sponsor to terminate or discontinue the Plan without the need to obtain the express, prior written consent of any Participant who is a Former Executive, an Outside Director or the Covered Dependents of a Former Executive or an Outside Director and reads as follows:

  "12.2 Termination of Plan. The Sponsor may terminate or discontinue this Plan at any time, if necessary, only by a written instrument signed by its authorized officer and only with the express, prior written consent of all Participants and Covered Dependents (other than Former Executives, Outside Directors or their Covered Dependents) at the effective date of the termination or discontinuation. For the avoidance of doubt, the Sponsor may terminate or discontinue the Plan at any time without the consent of any Former Executive or Outside Director, or the Covered Dependents of any Former Executive or Outside Director unless otherwise prohibited by the terms and conditions in a separate written agreement between the Sponsor and the Former Executive or the Outside Director and his or her Covered Dependents, in which case such termination shall be effective only with the written consent of the Former Executive or the Outside Director and, if required, the Former Executive's or the Outside Director's Spouse. Notwithstanding anything in the Plan to the contrary, coverages and benefits provided under this Plan are to be continued for the life of each Board Member, each Officer and each Spouse of a Board Member and Officer, and the Plan and the Sponsor's obligations under the Plan may not be terminated or discontinued without the express, prior written consent of each Board Member, Officer and their Spouses. Upon termination or discontinuance of the Plan as permitted by this Section, all elections shall terminate, and reimbursements or payments of Qualified Medical Expenses shall be made only in accordance with Article 11."

  The provisions of Sections 13.11 shall not apply to Former Executives, Outside Directors or their Covered Dependents.

  Except as expressly modified by this Amendment Four, all other terms and conditions of the Plan, as amended, shall remain in full force and effect; provided, however, other provisions in the Plan shall be deemed to be amended to permit Former Executives (and their Dependents) to be afforded medical coverage under the Plan to the extent necessary.

IN WITNESS WHEREOF, the Corporation has caused this instrument to be executed by its duly authorized officer on the 5th day of August, 2008.

Maxim Integrated Products, Inc.

By: /s/ Charles G. Rigg

Name: Charles G. Rigg

Title: Senior Vice President, General Counsel

Date: September 23, 2008

EXHIBIT G

FORMER EXECUTIVES

Name	Coverage Date